Exhibit 99.3

AMENDMENT TO SUBTENANT SECURITY AGREEMENT

THIS AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is made as of August 1, 2010 among (i) each of the parties identified on the signature page hereof as a subtenant (collectively, the “Subtenants”), and (ii) each of the parties identified on the signature page hereof as a landlord (collectively, the “Landlord”).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of that certain Amended and Restated Master Lease Agreement (Lease No. 4), dated as of August 4, 2009 (“Amended Lease No. 4”), the Landlord leases to Five Star Quality Care Trust, a Maryland business trust, Five Star Quality Care – NS Tenant , LLC, a Maryland limited liability company, FS Tenant Holding Company Trust, a Maryland business trust (the “Tenant”), and the Tenant leases from the Landlord, certain property, all as more particularly described in Amended Lease No. 4;

WHEREAS, Five Star Quality Care Trust and Five Star Quality Care-NE, LLC, a Delaware limited liability company (the “NE Subtenant”), are parties to that certain Second Amended and Restated Sublease Agreement, dated as of February 27, 2008 (as the same may be amended, restated or otherwise modified from time to time, the “Existing NE Sublease”) under which Five Star Quality Care Trust subleases to the NE Subtenant certain properties which it leases from Landlord pursuant to Amended Lease No. 4 (the “Subleased Properties”) among other properties;

WHEREAS, Five Star Quality Care Trust and the NE Subtenant intend to amend and restate the Existing NE Sublease with respect to the Subleased Properties (as the same may be amended, restated or otherwise modified from time to time, the “NE Sublease”); and

WHEREAS, in connection with the execution of the NE Sublease, and in order to accomplish the foregoing, the parties hereto wish to amend the Amended and Restated Subtenant Security Agreement (Lease No. 4), dated as of August 4, 2009, by and among the Subtenants and the Landlords (as the same may be amended, restated or otherwise modified or confirmed from time to time, the “Subtenant Security Agreement”) all subject to and upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the date hereof, as follows:

1.                                      Amendment of Subtenant Security Agreement.  The Subtenant Security Agreement is hereby amended by (i) replacing Exhibit A attached thereto with Schedule 1 attached hereto.

2.                                      No Impairment, Etc.  This Amendment contains the entire agreement of the parties hereto as to the subject matters contained herein.  Except as expressly amended hereby, the Subtenant Security Agreement remains in full force and effect in accordance with its terms.

[Signatures on following pages.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

SUBTENANTS:

FIVE STAR QUALITY CARE-COLORADO, LLC,
FIVE STAR QUALITY CARE-FL, LLC,
FIVE STAR QUALITY CARE-GA, LLC,
FIVE STAR QUALITY CARE-GHV, LLC,
FIVE STAR QUALITY CARE-IA, LLC,
FIVE STAR QUALITY CARE-IL, LLC,
FIVE STAR QUALITY CARE-KS, LLC,
FIVE STAR QUALITY CARE-NE, LLC,
FIVE STAR QUALITY CARE-NJ, LLC,
FIVE STAR QUALITY CARE-VA, LLC,
FIVE STAR QUALITY CARE-WY, LLC,
FS TENANT POOL I TRUST, and
STOCKTON HERITAGE PARTNERS, LLC

By:	/s/ Paul V. Hoagland
Paul V. Hoagland
Treasurer of each of the foregoing entities

MORNINGSIDE OF GREENWOOD, L.P., and MORNINGSIDE OF KENTUCKY, LIMITED PARTNERSHIP

By:	LifeTrust America, Inc.,
General Partner of each of the foregoing entities

	By:	/s/ Paul V. Hoagland
Paul V. Hoagland
Treasurer

MORNINGSIDE OF SKIPWITH-RICHMOND, LLC

By:	LifeTrust America, Inc.,
Its Member

	By:	/s/ Paul V. Hoagland
Paul V. Hoagland
Treasurer

LANDLORD:

CCOP SENIOR LIVING LLC,
SNH CHS PROPERTIES TRUST,
SNH NS PROPERTIES TRUST,
SNH SOMERFORD PROPERTIES TRUST,
SNH/LTA PROPERTIES GA LLC,
SNH/LTA PROPERTIES TRUST, and
SPTIHS PROPERTIES TRUST

By:	/s/ David J. Hegarty
David J. Hegarty
President of each of the foregoing entities

SCHEDULE 1

EXHIBIT A

SUBLEASES

1.                                      Sublease Agreement, dated December 31, 2001, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-Colorado, LLC, Delaware limited liability company, as subtenant, as amended by that certain Letter Agreement dated March 1, 2004 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated as of June 30, 2008, by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

2.                                      Sublease Agreement, dated December 31, 2001, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-WY, LLC, a Delaware limited liability company, as subtenant, as amended by that certain Letter Agreement dated March 1, 2004 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated June 30, 2008, by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

3.                                      Sublease Agreement, dated November 19, 2004, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Morningside of Skipwith-Richmond, LLC, a Delaware limited liability company, as subtenant, as amended by that certain Letter Agreement dated June 30, 2008 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

4.                                      Sublease Agreement, dated June 3, 2005, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Morningside of Greenwood, L.P., a Delaware limited partnership, as subtenant, as amended by that certain Letter Agreement dated June 30, 2008 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

5.                                      Sublease Agreement, dated September 1, 2006, by and between Five Star Quality Care Trust, a Maryland business trust, as Sublandlord, and Five Star Quality Care-FL, LLC, a Delaware limited liability company, as Subtenant, as amended by that certain Letter Agreement dated June 30, 2008 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

6.                                      Sublease Agreement, dated September 1, 2006, by and between Five Star Quality Care Trust, a Maryland business trust, as Sublandlord, and Five Star Quality Care-IL, LLC, a Maryland limited liability company, as Subtenant, as amended by that certain Letter Agreement dated June 30, 2008 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

7.                                      Second Amended and Restated Sublease Agreement, dated November 1, 2006, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-GA, LLC, a Delaware limited liability company, as subtenant, as amended by that certain Letter Agreement dated June 30, 2008, by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

8.                                      Second Amended and Restated Sublease Agreement, dated November 6, 2006, by and between Five Star Quality Care Trust, a Maryland business trust, as Sublandlord, and Morningside of Kentucky, Limited Partnership, a Delaware limited partnership, as Subtenant, as amended by that certain Letter Agreement dated June 30, 2008 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

9.                                      Sublease Agreement, dated March 31, 2008, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Stockton Heritage Partners, LLC, a Delaware limited liability company, as subtenant, as amended by that certain Letter Agreement dated June 30, 2008, by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants, as further amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care Trust, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

10.                               Sublease Agreement, dated as of July 1, 2008, by and between Five Star Quality Care-NS Tenant, LLC, a Maryland limited liability company, as sublandlord, and Five Star Quality Care-GHV, LLC, a Maryland limited liability company, as subtenant, as amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care-NS Tenant, LLC, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

11.                               Sublease Agreement, dated as of July 1, 2008, by and between Five Star Quality Care-NS Tenant, LLC, a Maryland limited liability company, as sublandlord, and Five Star Quality Care-NJ, LLC, a Maryland limited liability company, as subtenant as amended by that certain Letter Agreement dated August 4, 2009 by and among Five Star Quality Care-NS Tenant, LLC, as sublandlord, and Certain Affiliates of Five Star Quality Care, Inc., as subtenants.

12.                               Amended and Restated Sublease Agreement, dated as of August 4, 2009, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-VA, LLC, a Delaware limited liability company, as subtenant.

13.                               Amended and Restated Sublease Agreement, dated as of August 4, 2009, by and between FS Tenant Holding Company Trust, a Maryland business trust, as sublandlord and FS Tenant Pool I Trust, a Maryland business trust, as subtenant.

14.                               Amended and Restated Sublease Agreement, dated as of October 1, 2009, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-KS, LLC, a Delaware limited liability company, as subtenant.

15.                               Amended and Restated Sublease Agreement, dated August 1, 2010, but effective as of October 1, 2009, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-IA, LLC, a Delaware limited liability company, as subtenant.

16.                               Amended and Restated Sublease Agreement, dated August 1, 2010, by and between Five Star Quality Care Trust, a Maryland business trust, as sublandlord, and Five Star Quality Care-NE, LLC, a Delaware limited liability company, as subtenant.